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EXHIBIT 21. Subsidiaries of the Company.

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Subsidiary                                               State of Incorporation
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
Getty Properties Corp.                                   Delaware
AOC Transport, Inc.                                      Delaware
Getty TM Corp.                                           Maryland
GettyMart Inc.                                           Delaware
Leemilt's Flatbush Avenue, Inc.                          New York
Leemilt's Petroleum, Inc.                                New York
Slattery Group Inc.                                      New Jersey
Power Test Realty Company Limited Partnership*           New York
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*     99% owned by the Company, representing the limited partner units, and 1%
      owned by Getty Properties Corp., representing the general partner interest.